Exhibit 10.11

STOCK PURCHASE AGREEMENT

BY AND AMONG

BERKSHIRE BANCORP INC.

AND

THE PURCHASERS

Dated:  October 30, 2008

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 30th day of October, 2008, by and among Berkshire Bancorp Inc., a Delaware corporation (“Company”), and the investors listed on Schedule I (the “Schedule of Purchasers”) attached hereto (“Purchasers”).

WITNESSETH:

WHEREAS, pursuant to the provisions of this Agreement, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, 60,000 shares (the “Offered Shares”) of the Company’s 8.0% Non-Cumulative Mandatorily Convertible Perpetual Series A Preferred Stock (the “Preferred Stock”), to be issued pursuant to the provisions of a Certificate of Designations (the “Designation”) filed by the Company with the Secretary of State of the State of Delaware on October 30, 2008, at a price of $1,000.00 per Offered Share; and

WHEREAS, the Offered Shares will be automatically converted into shares of common stock (the “Common Stock”), par value $.10 per share, of the Company (the “Conversion Shares”) upon the expiration of three years from the date of issuance of the Offered Shares; and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Purchase and Sale of Offered Shares.  On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, the Purchasers hereby agree, severally and not jointly, to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, an aggregate of up to 60,000 Offered Shares, for an aggregate purchase price per Purchaser equal to $1,000.00 multiplied by the number of Offered Shares purchased by such Purchaser (the “Purchase Price”), as set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Purchase”).

2. Closing.

2.1 The closing of the sale and Purchase of the Offered Shares (the “Closing”) shall take place at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, at 10:00 a.m., New York time, on October 30, 2008, or at such other location, date and time, or in such other manner, as may be agreed upon between Purchasers and the Company (the “Closing Date”).

2.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver to each of the Purchasers or their representative:

(i) a stock certificate or certificates in definitive form, registered in the Purchaser’s name and in the name of such other persons for which Purchaser acts as nominee, representing the Offered Shares purchased by such Purchaser;

(ii) the opinion of Blank Rome, counsel to the Company, required by Section 5.2 of this Agreement;

(iii) the Officer’s Certificate required by Section 5.1 of this Agreement;

(iv) the certificate of the Secretary of the Company required by Section 5.4 of this Agreement;

(v) a written consent of stockholders duly executed by each of Momar Corporation, Moses Marx and Terumah Foundation authorizing (a) the filing of a certificate of amendment to the certificate of incorporation to increase the number of authorized shares of Common Stock of the Company to at least 150% of the number of shares of Common Stock that may be issued upon the conversion in full (based on the initial Conversion Rate (as defined in the Certificate of Designations)) of the Preferred Stock and (b) the issuances of the Conversion Shares in accordance with NASDAQ Market Place Rule 4350(i) (the “Stockholders’ Consent”);;

(vi) such other documents as may be required under this Agreement;

(vii) the duly executed Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”); and

(viii) the opinion of Todtman, Nachamie, Spizz, and Johns, P.C., special regulatory counsel to the company, required by Section 5.2.

(b) At the Closing, each Purchaser shall deliver to the Company:

(i) as payment in full for the Offered Shares being purchased by the Purchaser, and against delivery of the stock certificate or certificates therefor as aforesaid, the Purchase Price by wire transfer of immediately available funds; and

(ii) such other documents as may be required by this Agreement.

2.3 The Offered Shares delivered for the account of each Purchaser shall be registered in such names and in such denominations as requested in writing by such Purchaser not later than two full business days prior to the Closing Date.

3. Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and the Closing Date:

3.1 The Company is, and for the preceding 12 months has been, subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company has timely filed (after giving effect to any extensions timely filed for) all reports, including, without limitation, all reports required to be filed on Form 8-K, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 2006, with the SEC under the Exchange Act (all such reports being collectively referred to herein as the “Company Reports”).  As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to Company Reports filed before the date of this Agreement), each of the Company Reports and the contents thereof complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the SEC (including, without limitation, Regulation FD), and, as of the respective date any such Company Report was filed, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as disclosed in Schedule 3.1, as of their respective dates, the financial statements of the Company included in the Company Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.2 Except as disclosed in Schedule 3.2, since December 31, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company or its Subsidiaries (as hereinafter defined). Except as disclosed in Schedule 3.2, since December 31, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be, Insolvent (as defined below). For purposes of this Section 3.2, “Insolvent” means, with respect to any person, (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total indebtedness, or (ii) such person is unable to pay its liabilities as such liabilities become due.

3.3 Except as contemplated by this Agreement, no event, liability, development or circumstance has occurred or currently exists, with respect to the Company, its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been so disclosed.

3.4 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Company Reports and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

3.5 The Company’s subsidiaries are set forth in Schedule 3.5 (the “Subsidiaries”).  Unless the context requires otherwise, all references to the Company in this Agreement include the Subsidiaries.  Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its state of formation, with full power and authority, corporate or limited liability company and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted.  Each Subsidiary is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or such Subsidiary.  The Company owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each Subsidiary, such ownership is free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued, and are fully paid and nonassessable.

3.6 The Company does not presently own, directly or indirectly, an interest in any corporation, association, or other business entity, and is not a party to any joint venture, partnership, or similar arrangement, other than the Subsidiaries.

3.7 The Offered Shares to be sold under this Agreement have been duly authorized and, when issued and sold and paid for by the Purchasers in accordance with the terms of this Agreement and the Designation, will be duly authorized, validly issued, fully paid and non assessable, and the Purchasers will not be subject to personal liability solely by reason of being such holders and will not be subject to the preemptive or similar rights of any holders of any security of the Company.

3.8 The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Offered Shares in accordance with the terms of the Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares  will not be subject to any preemptive or similar rights of any holders of any security of the Company.

3.9 Except as set forth on Schedule 3.9, the number of outstanding shares of Common Stock, the amount and type of outstanding indebtedness of the Company and the number of outstanding options, warrants and similar rights convertible into, or exercisable or exchangeable for, any capital stock of the Company are, in each case, materially as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Except as disclosed in Schedule 3.9, there are no issued and outstanding preferred shares or trust preferred securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable law.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

3.10 Each of this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, conservatorship and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability and except as rights to indemnification under the Transaction Documents may be limited under applicable law and by public policy.

3.11 The execution and performance of each Transaction Document by the Company and the consummation of the transactions therein contemplated (i) will not violate any provision of the currently effective certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and (ii) except as would not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, will not (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties.

3.12 None of the Company nor any Subsidiary is (a) in violation of its Certificate of Incorporation or by-laws or certificate of formation or operating agreement, or similar document, or (b) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties is bound, except, in the case of clause (b), for such defaults that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.13 There are no legal or governmental proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than proceedings, orders, judgments, writs, injunctions, decrees or demands that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under, or to consummate the transactions contemplated by the Agreement.

3.14 None of the Company, any Subsidiary nor any of its affiliates (as defined in Rule 501(b) of Regulation D, each an “Affiliate”) has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Shares in a manner that would require the registration under the Securities Act of the Offered Shares or (b) offered, solicited offers to buy or sold the Offered Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

3.15 The books, records and accounts of the Company in all material respects accurately and fairly reflect, in reasonable detail, the transactions in, and designation of, the assets of, and the results of operations of, the Company.  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16 Each of the Company and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not have a material adverse effect on the Company and the Subsidiaries taken as a whole), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due.  All tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.  To the Company’s knowledge, there are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

3.17 There is and there has been no failure on the part of the Company and the Subsidiaries or, to the Company’s knowledge, any of the officers or directors of the Company or any Subsidiary to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

3.18 No registration under the Securities Act of the Offered Shares or the Conversion Shares is required for the sale of the Shares and Conversion Shares to the Purchasers under this Agreement and the Designation, assuming the accuracy of the Purchasers’ representations, warranties and agreements set forth in Section 4.

3.19 The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures contained in a Company Report, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

3.20         (a) The Company and the Subsidiaries are in compliance with all rules, regulations, reporting and licensing requirements, and orders applicable to their business or employees conducting their business (including, but not limited to, those relating to banking activities) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of the Company and the Subsidiaries taken as a whole; and

(b) None of the Company or any of the Subsidiaries has received notification or communication from any agency or department of federal, state or local government or any of the regulatory authorities with jurisdiction over the Company or any Subsidiary (“Regulatory Authorities”), or the staff thereof (i) asserting that any of the Company and the Subsidiaries is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to the financial condition or operations of the Company and the Subsidiaries taken as a whole, or (iii) requiring any of the Company and the Subsidiaries to enter into a cease and desist order, consent, agreement or memorandum of understanding.

3.21 Except as set forth on Schedule 3.21, none of the executive officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, executive officers or directors and loans made to such persons in the ordinary course of business), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such executive officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

3.22 The Company is not presently an issuer of the kind described in paragraph (i)(1) of Rule 144 under the Securities Act.

3.23 The Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Stock Market that the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Global Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

4. Representations and Warranties of the Purchasers.  Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date hereof as to himself or itself, and, as to Section 4.7 hereof, each Purchaser represents, warrants and acknowledge to the Company and to each other Purchaser, that:

4.1 Such Purchaser has full power and authority to enter into each of the Transaction Documents.  Each of the Transaction Documents constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

4.2 The Offered Shares acquired by such Purchaser will be acquired for investment for such Purchaser’s own account.

4.3 Such Purchaser acknowledges that he or it has had access to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and all other Company Reports filed by the Company with the SEC under the Exchange Act since January 1, 2008. Such Purchaser acknowledges that he or it has received all the information that he or it has requested relating to the Company and the purchase of the Offered Shares and further represents that he or it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Purchase.  Such Purchaser understands that the Shares and the Conversion Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be not be resold by him or it without registration under the Securities Act unless an exemption from the registration provisions of the Securities Act is available.  He or it also understands that the Company’s determination of the availability of an exemption from registration to sell the Offered Shares to him or it is predicated in part on Purchaser’s representations set forth herein. Such Purchaser also represents that he or it is familiar with SEC Rule 144 promulgated under the Securities Act (or any successor provision thereto) (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  He or it also understands that the certificates representing the Offered Shares and the Conversion Shares will contain legends substantially as set forth below relating to the restrictions of transfer of such shares under the Securities Act and that stop transfer orders will be placed on the Offered Shares and the Conversion Shares with the transfer agent for such shares.

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCK PURCHASE AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDER, DATED OCTOBER 30, 2008, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.”

4.4 Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.

4.5 Such Purchaser recognizes that the investment in the Offered Shares involves risks, including, but not limited to, the risks set forth in the Company Reports and in EXHIBIT A attached hereto, and represents that he or it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or its investment in the Offered Shares, and has the ability to bear the economic risks of such investment.  Prior to making a decision to enter into this Agreement, Purchaser was provided the opportunity to ask questions of, and receive answers from, the executive officers of the Company concerning the Company, and to obtain from the Company information requested from the Company.  Based on the materials provided by the Company in response to due diligence requests, Purchaser has conducted an investigation to his or its satisfaction of the investment in the Offered Shares and has received all information requested from Company that Purchaser considers necessary or appropriate for deciding whether to purchase the Offered Shares.  Purchaser acknowledges that he or it has, individually or through advisers, such knowledge or experience in financial, tax and business matters to enable him or it to understand and evaluate the merits and risks associated with an investment in the Offered Shares.

4.6 Each Purchaser hereby indemnifies and holds the Company and its officers, directors and agents free from any liability they may incur (including the costs of defending any legal action brought against any of the foregoing parties) as a result of any breach by such Purchaser of the representations of the Purchaser set forth in this Section 4.

4.7 Such Purchaser is not a member of a group, as such term is defined in the Securities Exchange of 1934, as amended, with any other Purchasers, (ii) such Purchaser is not acting in concert with any other Purchaser, person or entity in connection with the transactions contemplated by the terms of this Agreement; and (iii) such Purchaser is not relying on any representations made to such Purchaser by any other Purchaser or any other third party in its decision to purchase the Offered Shares.

5. Conditions to the Purchasers’ Obligations.  The obligations of each Purchaser to purchase and pay for the Offered Shares set forth opposite his or its name on the Schedule of Purchasers on the Closing Date are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in any certificate of any officer of the Company delivered pursuant to this Agreement and to the following further conditions:

5.1 Officer’s Certificate.  The Company shall have delivered to each Purchaser, on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date.

5.2 Opinion of Counsel.  The Company shall have delivered to each Purchaser on the Closing Date the opinion of Blank Rome LLP, counsel for the Company, dated such Closing Date, to the effect set forth in Exhibit B attached hereto.  The Company shall have delivered to each Purchaser on the Closing Date the opinion of Todtman, Nachamie, Spizz, and Johns, P.C., special regulatory counsel to the Company, in a form reasonable acceptable to the Purchasers regarding bank regulatory matters.

5.3 Good Standing Certificate.  The Company shall have delivered to each Purchaser on the Closing Date a certificate, dated as of a reasonably current date prior to such Closing, issued by the proper authority in Delaware to the effect that the Company is legally existing and in good standing.

5.4 Secretary’s Certificate.  The Company shall have delivered to each Purchaser on the Closing Date a certificate, dated as of the Closing Date, executed by the Secretary or Assistant Secretary of the Company certifying, as to (A) the good standing of the Company in its jurisdiction of incorporation, (B) except for the Designation and the Certificate of Amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock, no amendments to the Company’s charter documents between the date hereof and the Closing Date that would adversely affect the Company’s obligations under this Agreement were approved by the Board of Directors or stockholders or filed with the Secretary of State of the State of Delaware, (C) the effectiveness of resolutions of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby, and (D) the incumbency of such officer of the Company executing this Agreement or any other document on behalf of the Company.

6. Covenants of the Company.  In further consideration of the agreements of the Purchasers contained in this Agreement, the Company covenants with each Purchaser as follows:

6.1 The Company will not solicit any offer to buy or offer or sell the Offered Shares or the Conversion Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

6.2 Upon the filing of the certificate of amendment to the certificate of incorporation of the Company that is the subject of the Stockholders’ Consent, which shall not be later than 25 days following the date that the Company distributes an information statement to its stockholders pursuant to Section 6.7, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable as Conversion Shares.

6.3 The Company will take such actions as may be reasonably required or desirable promptly to carry out the provisions of this Agreement.

6.4 The Company shall maintain such controls and other procedures, including without limitation those required by Section 302 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including without limitation, controls and procedures reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and its Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

6.5 So long as any Purchaser beneficially owns any Preferred Stock or any Conversion Shares that are not transferable without restriction pursuant to paragraph (b)(1)(i) of Rule 144, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act necessary to comply with the current information requirements of Rule 144, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

6.6 The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares from time to time issuable under the terms hereof.  The Company shall maintain the Common Stocks’ listing on the NASDAQ Stock Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the NASDAQ Stock Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.6.

6.7 As promptly as practicable, but in no event more than ten business days, after the Closing Date, the Company will file a preliminary information statement on Schedule 14C with respect to the Stockholders’ Consent.  The Company shall use its reasonable best efforts to file a definitive information statement on Schedule 14C with the SEC and to distribute such Information Statement to its stockholders within 45 business days of the Closing Date and will file the Certificate of Amendment to the Company’s Certificate of Incorporation that is the subject of the Stockholders’ Consent promptly after compliance with any waiting period required by Regulation 14C of the Exchange Act.

6.8 As promptly as practicable after the date hereof, but in no event later than November 14, 2008, the Company shall file an application to request participation in the Treasury Capital Purchase Program with the Federal Reserve, the Federal Deposit Insurance Corporation and such other governmental agencies, departments or regulators as may be required, and submit final documentation and consummate the preferred share purchase no later than 30 days after the Company has received preliminary acceptance into the Treasury Capital Purchase Program.

6.9 Within five (5) business days of the date hereof, the Company shall cause the delivery to the Purchasers of an opinion of Blank Rome LLP, counsel to the Company, with respect to (a) certain corporate matters related to the Subsidiaries and (b) the effect on the Transaction Documents of (i) federal law (in addition to the Securities Act) and (ii) certain material agreements of the Company.

7. Covenants of the Purchasers.  In further consideration of the agreements of the Company contained in this Agreement, each Purchaser covenants and agrees with the Company as follows:

7.1 Except as set forth in Section 7.2, without the prior written consent of the Company, no Purchaser shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Offered Shares owned by such Purchaser.

7.2 Notwithstanding anything to the contrary contained herein,

(a) with respect to any Purchaser who is a natural person or trust, such Purchaser may transfer all or any portion of the Offered Shares by will or the laws of descent and distribution;

(b) with respect to any purchaser who is a natural person, such Purchaser may transfer, during his lifetime, all or any portion of his Offered Shares to or for the benefit of any spouse, child or grandchild (including any natural born, adopted or step-child or step-grandchild) of such Purchaser, or to a trust for the benefit of such Purchaser and/or any of the foregoing or to a partnership or limited liability company, the partners or members of which include only such Purchaser and/or any of the foregoing or any other person or entity determined by the Board; and

(c) with respect to any Purchaser that is an entity, such Purchaser may transfer all or any portion of the Offered Shares to another entity that is controlling, controlled by or under common control with such Purchaser;

provided, however, that it shall be a condition of any such transfer that (i) the transferee agrees to be bound by the terms of this Section 7 of this Agreement , (ii) such Purchaser has complied with all applicable laws in connection with such transfer and (iii) all such transferred Offered Shares shall bear all of the legends required by Section 4.3 hereof.

8. Indemnification.

8.1 The Company agrees to indemnify and hold harmless each Purchaser, and their respective partners, principals, directors, officers, employees, affiliates or agents (individually, the “Indemnified Person” or collectively the “Indemnified Person”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) caused by any untrue statement or alleged untrue statement of a material fact contained in any Company Report filed by the Company with the SEC under the Exchange Acton on or after January 1, 2008 and prior to the date of this Agreement, (b) caused by any omission or alleged omission to state in the Company Reports referred to in 8.1(a) a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (c) that arise out of or are based upon (i) any breach of any representation that is qualified as to materiality, (ii) any material breach of a representation that is not so qualified as to materiality or (iii) any warranty, agreement obligation or covenant of the Company contained herein.

8.2 Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Company under this Section, the Indemnified Person will notify the Company in writing of the commencement thereof, and the Company will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of expenses in connection with such defense) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the Company under this Section. After notice from the Company of its election to assume the defense of such claim or action, and provided it continues to meet its obligations hereunder, the Company shall no longer be liable to the Indemnified Person under this Section for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs incurred prior to the Company assuming the defense of such action; provided, however, that if in the reasonable good faith judgment of counsel to the Indemnified Person or Persons it is advisable for the Indemnified Person or Persons, because of a conflict of interest of the counsel employed by Company, to be represented by separate counsel, the Indemnified Person or Persons shall have the right to employ separate counsel to represent the Indemnified Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Persons thereof against the Company, in which event the reasonable fees and expenses of one such separate counsel to represent all of the Indemnified Persons shall be borne by the Company.  No Indemnified Person may settle a claim for which it seeks indemnification under this Agreement without the prior written consent of the Company, and such consent shall not be unreasonably withheld.

9. Miscellaneous.

9.1 Survival of Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.

9.2 Successors and Assigns.  This Agreement is personal to each of the parties and may not be assigned without the written consent of the Company.

9.3 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.4 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or pdf transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9.5 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in interpreting this Agreement.

9.6 Notices.  Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified upon receipt following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon receipt after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Purchasers to:

The address set forth opposite their name on the Schedule of Purchasers.

With a copy to:

The address set forth below the name of the respective Purchasers on the Schedule of Purchasers

If to Company:

Berkshire Bancorp Inc.
160 Broadway, 1st Floor
New York, New York 10038
Fax: (212) 791-5367
Attn:  Steven Rosenberg, President
(email:  steven.rosenberg@verizon.net)

With copies to:

Blank Rome LLP
405 Lexington Avenue, 23rd Floor
New York, New York  10174
Fax: (212) 885-5001
Attention:  Emanuel Adler, Esq.
(email: eadler@blankrome.com)

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

9.7 Certain Fees and Reimbursements.  Each party represents that it neither is nor will be obligated for any finders’ or brokers’ fee or commission in connection with this transaction.

9.8 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser to be charged with the effect of such amendment or waiver.

9.9 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9.10 Remedies.  Each party hereto shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such persons have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, each party hereto recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the other parties.  Each party hereto agrees that the other parties shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

9.11 Neutral Construction.  In view of the fact that each of the parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

9.12 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

BERKSHIRE BANCORP INC.

By:	/s/ Steven Rosenberg
Name: Steven Rosenberg
Title: President and CEO

[Signature pages of Purchasers follow]

Purchaser signature page with respect to Stock Purchase Agreement between Berkshire Bancorp Inc. and the several Purchasers dated October 30, 2008

PURCHASER:

/s/ Moses Marx
MOSES MARX

Address and phone number of Purchaser:	160 Broadway – 1st Floor
New York, NY 10038
(212) 349-2875

Principal Contact at Purchaser:	Moses Marx

Telephone Number of Principal Contact:	(212) 349-2875

Email of Principal Contact:	Uneq1@bloomberg.net

Social Security or Tax ID No. of Purchaser:

Dollar Amount of Subscription subscribed for by the Purchaser:	$30,000,000
Number of Offered Shares subscribed for by the Purchaser:	30,000

Purchaser signature page with respect to Stock Purchase Agreement between Berkshire Bancorp Inc. and the several Purchasers dated October 30, 2008

PURCHASER:

ELLIOTT ASSOCIATES, L.P.
By:	Elliott Capital Advisors, L.P., as general partner
By:	Braxton Associates, Inc., as general partner

By:	/s/ Elliot Greenberg
Elliot Greenberg, Vice President

Address and phone number of Purchaser:	551 Fifth Avenue, 18th floor
New York, NY 10176
(212) 986-6000

Principal Contact at Purchaser:	Sundar Srinivasan

Telephone Number of Principal Contact:	(212) 986-6000

Email of Principal Contact:	ssrinivasan@elliottmgmt.com

Social Security or Tax ID No. of Purchaser:	22-2140975

Dollar Amount of Subscription subscribed for by the Purchaser:	$15,000,000
Number of Offered Shares subscribed for by the Purchaser:	15,000

Purchaser signature page with respect to Stock Purchase Agreement between Berkshire Bancorp Inc. and the several Purchasers dated October 30, 2008

PURCHASER:

THE GEORGE KARFUNKEL 2007 GRANTOR RETAINED ANNUITY TRUST #1

By:	/s/ Jay Miller
Jay Miller, Trustee

Address and phone number of Purchaser:	c/o Jay Miller, Trustee
430 East 57th Street, Suite 5D
New York, NY 10022
(212) 258-5577

Principal Contact at Purchaser:	Jay Miller, Trustee

Telephone Number of Principal Contact:	(212) 258-5577

Email of Principal Contact:	jmiller@nyc.rr.com

Social Security or Tax ID No. of Purchaser:

Dollar Amount of Subscription subscribed for by the Purchaser:	$15,000,000
Number of Offered Shares subscribed for by the Purchaser:	15,000

SCHEDULE I

SCHEDULE OF PURCHASERS

Name and Address	Number of Offered Shares Purchased	Aggregate Purchase Price

PURCHASER
Moses Marx 160 Broadway, 1st Floor New York, NY 10038	30,000	$30,000,000

NOTICES

Robert Schenker, Esq. 160 Broadway, 1st Floor New York, NY 10038

PURCHASER

Elliott Associates, L.P., 712 Fifth Avenue, 35th Floor New York, NY 10019	15,000	$15,000,000

NOTICES

Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue, 18th Floor New York, NY 10176 Attn: Max Karpel, Esq.

PURCHASER

The George Karfunkel Grantor Retained Annuity Trust #1 c/o Jay Miller, Trustee 430 East 57th Street New York, NY 10022	15,000	$15,000,000

NOTICES

Jay Miller, Esq. 430 East 57th Street, Suite 5D New York, NY 10022

DISCLOSURE

SCHEDULES TO

STOCK PURCHASE AGREEMENT

DATED OCTOBER 30, 2008

Schedule 3.1

Financial Statements

None.

Schedule 3.2

Material Adverse Change and Dividends

Material Adverse Change

As described in the Company’s Current Report on Form 8-K dated September 17, 2008.

Dividends

The Company paid dividends on its Common Stock in the amount of $0.10 per share in each of April 2008 and October 2008.

Schedule 3.5

Subsidiaries

Greater American Finance Group, Inc. Delaware
The Berkshire Bank	New York
East 39, LLC	New York
Berkshire Interim Agency, Inc. New York
Berkshire 1031 Exchange, LLC	New York
Berkshire Capital Trust I	Delaware
Berkshire Capital Trust II	Delaware

Indirect Interests in other entities

With respect to the statements contained in Section 3.6 of this Agreement, Berkshire Interim Agency, Inc. is a member in Berkshire Agency, LLC, a New York limited liability company.

Schedule 3.9

Capitalization and Indebtedness

The Company has no outstanding preferred or trust preferred shares outstanding.  The Company’s Subsidiaries, Berkshire Capital Trust I and Berkshire Capital Trust II, have issued $15 million and $7 million, respectively, of preferred capital securities, as described in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Schedule 3.21

Related Party Transactions

Lease Agreement between East 39, LLC and the Berkshire Bank

Lease Agreement between Bowling Green Associates, L.P. and the Berkshire Bank

EXHIBIT A
RISK FACTORS

See attached.

RISK FACTORS

Investing in the Series A Preferred Stock involves risk.  You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2007, as well as the risks related to the Series  A Preferred Stock described below, before investing in the Series A Preferred Stock. These risks and uncertainties are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may impair our business operations in the future.  If any of the risks set forth herein actually occur, our business, financial condition or results of operations could be materially adversely affected. You should also refer to the other information included and incorporated by reference in this Stock Purchase Agreement.

There is currently no public market for the Series A Preferred Stock, and no trading market is expected to  develop.

The Series A Preferred Stock is a new issue of securities and there is no existing market for it.  A market is not expected  to develop for the Series A Preferred Stock.

Resale of the Series A Preferred Stock and the common stock issuable upon mandatory conversion of the Series A Preferred Stock is subject to significant restrictions.

The Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock have not been registered under the Securities Act or any state securities laws. The Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock will be “restricted securities” within the meaning of the Securities Act and  may not be transferred or resold except in a transaction exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws.  In addition, the Series A Preferred Stock may not be transferred without the consent of the Corporation, except in very limited circumstances.

The price of the Common Stock  may not equal or exceed the conversion price of  the Series A Preferred Stock.

The conversion price of the Series A Preferred Stock is initially $8.16 per share, subject to adjustment. There can be no assurance that at the time of mandatory conversion of the Series A Preferred Stock the market price of the Common Stock will equal  or exceed the conversion price. In addition, the Corporation’s  right to redeem the Series A Preferred Stock is not conditioned upon the closing sale price of the Common Stock exceeding the then effective conversion price of the Series A Preferred Stock.

The ability to pay dividends on the Series A Preferred Stock and the Common Stock is limited by Delaware law.

Under the Delaware General Corporation Law, the Corporation  may pay dividends in cash or otherwise only if it has  surplus in an amount at least equal to the amount of the relevant dividend payment.  Any payment of cash dividends will depend upon the Corporation’s  financial condition, capital requirements earnings and other factors deemed relevant by its Board of Directors.  Further, future agreements could restrict the Corporation’s ability to pay cash dividends.

The Series A Preferred Stock will rank junior to all of our liabilities as well as the liabilities of our subsidiaries

The Series A Preferred Stock will rank junior in right of payment to all of our existing and further liabilities. In the event that we do not have sufficient finds to pay both our debt service and accrued dividends on the Series A Preferred Stock, we will first limit or stop payment such dividends to holders of Series A Preferred Stock until all amounts due on our liabilities are paid. In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay the liquidation preference of and accrued dividends on, the Series A Preferred Stock only after all our indebtedness and other liabilities have been paid.  In addition, the Series A Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries.  The rights of holders of the Series A Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and equity holders.  In the event of our bankruptcy liquidation or winding-up there may not be sufficient assets remaining to pay amounts due on any or all of the Series A Preferred Stock then outstanding.

Holders of the Series A Preferred Stock will have no rights as common stockholders until they acquire the  Common Stock.

Until a holder of Series A Preferred Stock acquires shares of Common Stock upon mandatory conversion of Series A Preferred Stock, the holder of Series A Preferred Stock will have no rights with respect to the Common Stock, including voting rights (except as required by applicable state law or the Corporation’s  certificate of incorporation or certificate of designation creating the Series A Preferred Stock) and rights to receive any dividends or other distributions on the  Common Stock.

EXHIBIT B
FORM OF OPINION

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

2. The Company has the requisite corporate power and authority to execute and deliver, and perform its obligations under, the Transaction Documents.

3. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, have been duly and validly authorized by all required corporate action by or on behalf of the Company.

4. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the valid and binding obligations of the Company, each enforceable against the Company in accordance with its terms.

5. The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, the Transaction Documents, will not:

(a) violate the terms of the Certificate of Incorporation or By-Laws of the Company, as amended to the date hereof;

(b) violate any provision of any Applicable Law, except where such violation would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under, or to consummate the transactions contemplated by the Transaction Documents;

(c) to our knowledge, except as set forth in the Purchase Agreement, or elsewhere in this opinion, require any consent, approval, or authorization of, or registration, declaration or any filing of any certificate, notice, application, report or other document with, or obtaining of any permit from, any governmental entity having jurisdiction over the Company, under Applicable Law.

6.             (a) When issued and paid for in accordance with the terms of the Purchase Agreement, the Shares, and (b) when issued and converted in accordance with the terms of the Series A Preferred Stock, the Conversion Shares, will be duly authorized and validly issued, fully paid and non-assessable, free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company.

7. The offer, issuance, sale and delivery of the Shares to the Purchasers in accordance with the terms of the Purchase Agreement are exempt from registration under the Securities Act.

EXHIBIT C
REGISTRATION RIGHTS AGREEMENT

See attached.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 30, 2008, among Berkshire Bancorp Inc., a Delaware corporation (the “Company”), and the Purchasers listed on Schedule 1 hereto (the “Purchasers”).

This Agreement is made pursuant to the Stock Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the “Stock Purchase Agreement”) entered into in connection with the transaction described therein.

The Company and each Purchaser hereby agrees as follows:

1. Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Stock Purchase Agreement shall have the meanings given such terms in the Stock Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Certificate of Designations” means that Certificate of Designations for the Company’s 8.0% Non-Cumulative Mandatorily Convertible Perpetual Series A Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on October 30, 2008.

“Commission” means the U.S. Securities and Exchange Commission.

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 90th calendar day preceding the Conversion Date (as defined in the Certificate of Designations) and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, that in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day (as defined in the Certificate of Designations) following the date on which the Company is so notified if such date precedes the dates required above (unless the Company determines that events affecting the Company will require the filing of an amendment to the Registration Statement).

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the initial Registration Statement required hereunder, the 180th calendar day preceding the Conversion Date and, with respect to any additional Registration Statements that may be required pursuant to Section 3(c), the 30th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Conversion Shares and (ii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to Conversion Shares, provided, however, that such securities shall cease to be Registrable Securities when (i) a  Registration Statement with respect to such securities shall have become effective under the Securities Act and such securities shall have been sold or transferred pursuant to such  Registration Statement, (ii) such securities have been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or are transferable without restriction pursuant to paragraph (b)(1)(i) of such Rule 144 (or any successor provision thereto), including, without limitation, any requirement as to the availability of current public information regarding the Company pursuant to paragraph (c) of Rule 144 or (iii) such securities shall have ceased to be outstanding.

“Registration Statement” means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

2. Shelf Registration.

On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of 100% of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or another appropriate form in accordance herewith) and shall contain substantially the “Plan of Distribution” attached hereto as Annex A.  Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or otherwise cease to be Registrable Securities (the “Effectiveness Period”).  The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day.  The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement.  The Company shall use its commercially reasonable efforts to file a final Prospectus with the Commission as required by Rule 424 by 5:30 p.m. New York City time on the second Trading Day after the Effective Date.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than 1 Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, upon request of any Holder (i) furnish to such Holder drafts of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holder and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder to conduct a reasonable investigation within the meaning of the Securities Act; provided that such investigation shall occur during normal business hours and that all parties participating in such investigation shall enter into such confidentiality agreements as reasonably requested by the Company.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto.

(b) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; and respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to any Holder, upon request, true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company).

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than 100% of the number of such unregistered Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, when clauses (iii) through (vi) hereof are applicable, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than 1 Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless, in the opinion of counsel to the Holder, disclosure by a Holder is required by law, in which case the Holder shall provide the Company with advance notice of any such written disclosure for the Company’s prior approval; provided, further, notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission (provided that, unless otherwise requested by a Holder, the Company would not be required to print such prospectuses if readily available to Holders from any electronic service such as the EDGAR filing database maintained at www.sec.gov).

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(j) Upon the occurrence of any event contemplated by Section 3(d) as promptly as reasonably practicable and taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus.  The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is reasonably practicable.  The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 45 calendar days (which need not be consecutive days) in any 12 month period.

(k) Materially comply with all applicable rules and regulations of the Commission.

(l) The Company may require each selling Holder to furnish to the Company the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural names of the persons thereof that have voting and dispositive control over the Registrable Securities.

(m) Notwithstanding any other provision hereof, no holder of Registrable Securities may include any of its Registrable Securities in a Registration Statement pursuant to this Agreement unless the holder furnishes to the Company a fully completed selling stockholder  questionnaire to be provided to it by the Company (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the  Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. In order to be named as a selling stockholder in the Registration Statement or Prospectus at the time of effectiveness of the Registration Statement or such Prospectus, as applicable, each holder must no later than three (3) days following notice by the Company of such filing, furnish in writing the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company and the Company will include the information from the completed Questionnaire and such other information, if any, in the Registration Statement and the Prospectus, as necessary and in a manner, so that upon effectiveness of the Registration Statement the holder will be permitted to deliver the Prospectus to purchasers of the holder’s Registrable Securities.  Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 3(m) will not be named as selling stockholders in the Prospectus.  Each holder named as a selling stockholder in the Prospectus agrees to promptly furnish to the Company in writing all information required to be disclosed in order to make information previously furnished to the Company by the holder not materially misleading and any other information regarding such Holder and the distribution of such holder’s Registrable Securities as the Company may from time to time reasonably request in writing.

4. Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  In no event shall the Company be responsible for any broker or similar commissions of any Holder or any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock) and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (2) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  The Company shall notify the Holders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders.  Each Holder shall, severally and not jointly, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its directors, officers, stockholders, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, partners, stockholders, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act, if any, or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d).  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the reasonable fees and expenses of no more than one separate counsel shall be at the expense of all Indemnifying Parties).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution.  If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph.  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties, provided that no such other liability shall operate to defeat the intent of the contribution provisions hereunder.

6. Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate

(b) No Piggyback on Registrations.  Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities.

(c) Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition.  By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(e) Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans (each, a “Piggyback Registration Statement”), then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Piggyback Registration Statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are the subject of a then effective Registration Statement.

Anything in the contrary notwithstanding,  if, in the opinion of the Company’s managing underwriter for an offering evidenced by a Piggyback Registration Statement, the inclusion of all or a portion of the Registrable Securities, when added to the securities being registered, will either (i) exceed the maximum amount of the securities of the Company which can be marketed at a price reasonably related to their then-current market value or (ii) otherwise materially adversely affect the entire offering, then the Company may exclude from such offering all or a portion of the Registrable  Securities.

If securities are proposed to be offered for sale pursuant to such Piggyback Registration Statement by other security holders of the Company and the total number of securities to be offered by the Purchasers or their permitted assignees and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above), after inclusion of all of the securities being offered by the Company, the number of Registrable Securities to be offered by the Purchasers or their permitted assignees pursuant to such Piggyback Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Purchasers or their permitted assignees) as the original number of Registrable  Securities proposed to be sold by the Purchasers or their permitted assignees)  bears to the total original number of securities proposed to be offered by a Purchaser or permitted assignee and the other selling security holders.  If, as a result of the provisions of this Section 6(e), the Purchaser or permitted assignee shall not be entitled to include all Registrable Securities in a Piggyback Registration Statement that the Seller or assignee has requested to be so included, a Purchaser or permitted assignee may withdraw its request to include Registrable Securities in such Piggyback Registration Statement prior to its effectiveness.

Notwithstanding the provisions of this Section 6(e), the Company  shall have the right at any time after it shall have given written notice of the proposed filing of a Piggyback Registration Statement, pursuant to this Section 6(e) (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Piggyback Registration Statement or to withdraw the same after its filing but prior to the effective date thereof.

(f) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates.

(g) Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Stock Purchase Agreement.

(h) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights (except by merger) or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities.

(i) No Inconsistent Agreements.  Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that conflicts with the provisions hereof.

(j) Neutral Construction.  In view of the fact that each of the parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

(k) Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(l) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect (to the extent permitted by law) to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(m) Construction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Stock Purchase Agreement.

(n) Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(o) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(p) Headings.  The headings in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE OF THE COMPANY FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BERKSHIRE BANCORP INC.

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF PURCHASERS

Moses Marx 160 Broadway, 1st Floor New York, NY 10038	30,000

Elliott Associates, L.P., 712 Fifth Avenue, 35th Floor New York, NY 10019	15,000

The George Karfunkel Grantor Retained Annuity Trust #1 c/o Jay Miller, Trustee 430 East 57th Street New York, NY 10022	15,000

SCHEDULE 6(B)

Piggyback Registration Rights

None.

ANNEX A

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders.  The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended or supplemented under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	in the over-the-counter market;
•	on any national securities exchange or market, if any, on which our common stock may be listed at the time of sale;
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in a combination of any such transactions;
•	through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	through writing of options, swaps, forwards, or derivatives;
•	in privately negotiated transactions;
•	in transactions to cover short sales;
•	through transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through any other legally permissible method; and
•	through a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders may sell their shares of our common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders.  Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to, or receive from, the purchasers of such shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of their shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may engage in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time a selling stockholder may pledge our shares pursuant to the margin provisions of our customer agreements with our broker-dealer. Upon delivery of such shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

We are required to pay all fees and expenses incident to the registration of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934 and the SEC’s rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

In order to comply with certain states’ securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers.  In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

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